Exhibit 4.29

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of February 5, 2010 (this “Agreement”), among CENVEO CORPORATION, a Delaware corporation (the “Issuer”), the other Persons (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in the Security Agreement referred to below) identified in the signature pages hereof (the Issuer and such other Persons are each referred to herein, individually, as a “Grantor” and, collectively, as the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to a Second Lien Pledge and Security Agreement dated as of February 5, 2010 (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuer, Cenveo, Inc., a Colorado corporation (“Holdings”), the other Grantors, the other Domestic Subsidiaries of Holdings named therein and from time to time party thereto and the Collateral Agent, and in order to obtain the benefits referred to therein, each Grantor has granted to the Collateral Agent a security interest in substantially all of such Grantor’s property, including, without limitation, the Collateral referred to in Section 1 below; and

WHEREAS, pursuant to the Security Agreement, each Grantor has agreed to execute this Agreement in respect of its Collateral for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other office in which a security interest in the Collateral may be recorded under the laws of any other applicable jurisdiction;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, each Grantor and the Collateral Agent agree as follows:

1.           Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(a)           the United States, international, and foreign patents, patent applications and patent licenses set forth in Schedule A hereto opposite the name of such Grantor, as Schedule A may be supplemented from time to time by supplements to the Security Agreement and this Agreement which may be executed and delivered by such Grantor to the Collateral Agent from time to time, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the “Patents”);

(b)           the United States and foreign trademark and service mark registrations, applications, and licenses set forth in Schedule B hereto opposite the name of such Grantor, as Schedule B may be supplemented from time to time by supplements to the Security Agreement

Intellectual Property Security Agreement

and this Agreement which may be executed and delivered by such Grantor to the Collateral Agent from time to time (the “Trademarks”);

(c)           the United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto opposite the name of such Grantor, as Schedule C may be supplemented from time to time by supplements to the Security Agreement and this Agreement which may be executed and delivered by such Grantor to the Collateral Agent from time to time (the “Copyrights”);

(d)           any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks or Copyrights, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(e)           any and all Proceeds of the foregoing.

2.           Security for Obligations.  The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

3.           Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Agreement.

4.           Post-Closing Covenant. Notwithstanding anything to the contrary contained in this Agreement, the Security Agreement or the Indenture, within 5 business days of the date hereof, the applicable Grantors shall use commercially reasonable efforts to deliver to the Collateral Agent the information to be included in Schedule A, Schedule B and Schedule C to this Agreement, in each case, in form and substance reasonably satisfactory to the Initial Purchasers and the Collateral Agent and their respective counsel.

5.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.           Grants, Rights and Remedies.  This Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Intellectual Property Security Agreement

7.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures follow.]

Intellectual Property Security Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

CENVEO CORPORATION
(“Issuer”)

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

CENVEO, INC.
(“Grantor”)

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer
Address for notices to any Grantor: c/o CENVEO CORPORATION One Canterbury Green 201 Broad Street Stamford, CT 06901 Attention: Treasurer Telephone: (203) 595-3025 Facsimile: (203) 595-3076

CADMUS INTERACTIVE, INC.,
a Georgia corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer
CADMUS JOURNAL SERVICES, INC.,
a Virginia corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

CADMUS UK, INC.,
a Virginia corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

CDMS MANAGEMENT, LLC,
a Delaware limited liability company

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

Signature Page
Intellectual Property Security Agreement

CENVEO COMMERCIAL OHIO, LLC,
a Colorado limited liability company

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

CENVEO GOVERNMENT PRINTING, INC.,
a Colorado corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

COMMERCIAL ENVELOPE MANUFACTURING CO. INC.,
a New York corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer
DISCOUNT LABELS, LLC,
an Indiana limited liability company

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer
GARAMOND/PRIDEMARK PRESS, INC.,
a Maryland corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer
LIGHTNING LABELS, LLC,
a Delaware limited liability company

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

Intellectual Property Security Agreement

MADISON/GRAHAM COLORGRAPHICS, INC.,
a California corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

NASHUA CORPORATION,
a Delaware corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer
PRINTEGRA CORPORATION,
a Georgia corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

RX TECHNOLOGY CORP.,
a Delaware corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

WASHBURN GRAPHICS, INC.,
a North Carolina corporation

By: /s/ Mark S. Hiltwein
      Name: Mark S. Hiltwein
      Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (“Collateral Agent”) By: /s/ Raymond Delli Colli Name: Raymond Delli Colli Title: Vice President
Address for notices to
Collateral Agent:
Wells Fargo Bank, National Association
Corporate Trust Services
625 Marquette Avenue
11th floor
Minneapolis, MN 55402
Attention:  Raymond Delli Colli
Telephone:  212-515-5260
Telecopier:  212-515-1589
E-Mail:  Raymond.dellicolli@wellsfargo.com

Intellectual Property Security Agreement

STATE OF NEW YORK
COUNTY OF KINGS

I, Donny Tong, a Notary Public for said County and State, do hereby certify that Raymond Delli Colli personally came before me this day and acknowledged that he is a Vice President of Wells Fargo Bank, National Association, a National Banking Association, and acknowledged, on behalf of Wells Fargo Bank, National Association, the due execution of the foregoing instrument.

Witness my hand and official seal, this the 5 day of February, 2010.

(Official Seal)

   /s/ Donny Tong
                                                                                             Notary Public

My Commission expires October 24, 2013

Notary Page
Intellectual Property Security Agreement